Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM T-1

    STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                                75-2353745
(State of incorporation                                     (I.R.S. employer
 if not a national bank)                                    identification No.)

  2001 Ross Ave, Suite 2700                                         75201
      Dallas, Texas                                               (Zip Code)
   (Address of trustee's
principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)
                                 ---------------
                            Comstock Resources, Inc.
               (Exact name of obligor as specified in its charter)

      Texas                                                     94-1667468
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                           identification No.)

   5005 LBJ Freeway
      Dallas, TX                                                  75244
(Address of principal executive offices)                        (Zip Code)
                                 ---------------
                          11.25% Senior Notes due 2007
                       (Title of the indenture securities)

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





                                     GENERAL

1.   General Information.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of Dallas (11th District), Dallas, Texas
               (Board of Governors of the Federal Reserve System)
              Federal Deposit Insurance Corporation, Dallas, Texas
          The Office of the Comptroller of the Currency, Dallas, Texas

     (b) Whether it is authorized to exercise corporate trust powers.

          The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.

          Furnish  the  following   information  as  to  each  class  of  voting
     securities of the Trustee:

                              As of August 23, 1999

        Col A.                                                  Col B.
        ------                                                  ------
   Title of Class                                          Amount Outstanding
   --------------                                          ------------------
Capital Stock - par value $100 per share                       5,000 shares

4.   Trusteeships under Other Indentures.

     Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     Not Applicable

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



6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.

     Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.

     Not Applicable

13.  Defaults by the Obligor.

     Not Applicable

14.  Affiliations with the Underwriters.

     Not Applicable

15.  Foreign Trustee.

     Not Applicable

16.  List of Exhibits.

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.


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



16.  (con't.)

      T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

       T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

       T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of August 23, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of August 23, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,349,968 shares of $5 par value Common Stock as of August 23, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                 ---------------



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



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 23rd day of August, 1999.

                                 U.S. Trust Company
                                 of Texas, N.A., Trustee

                                 By:  /s/ John Stohlmann
                                 -----------------------
                                        John Stohlmann
                                        Vice President


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

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Comstock Resources, Inc., Senior Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                 U.S. Trust Company of Texas, N.A.

                                 By:    /s/ John Stohlmann
                                 -------------------------
                                          John Stohlmann
                                          Vice President

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

                               Board of Governors of the Federal Reserve System OMB Number: 7100-003
                               Federal Deposit Insurance Corporation
                               OMB Number:  3064-005
                               Office of the Comptroller of the Currency
                               Expires March 31, 2002

Federal Financial Institutions Examination Council
                                                                         1
                                                 Please  refer to page I,  Table
                                                 of  Contents,  for the required
                                                 disclosure of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only and Total Assets of
$100 Million or More But Less Than $300 Million - FFIEC 033

Report at the close of business June 30, 1999

This report is required by law: 12 U.S.C. ss. 324 (State member banks); 12 U.S.C. ss. 1817 (State nonmember banks); and 12 U.S.C. ss. 161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and national Banks.

I,  Alfred B. Childs, Managing Director
----------------------------------------
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued y the appropriate Federal regulatory authority and are true to the best of my knowledge.

/s/ Alfred B. Childs
--------------------
Signature of Officer Authorized to Sign Report

July 21, 1999
Date of Signature
Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
     (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party
 FDIC Certificate Number:   33217
                         (RCRI 9050)

  19990630
(RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

The Reports of Condition and Income are to be prepared in Accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is trust and correct.

/s/ Stuart M. Pearman
---------------------
(Director (Trustee)

/s/ J.T. More, Jr.
------------------
Director (Trustee)

/s/ Peter J. Denker
-------------------
Director (Trustee)

(if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

U.S. Trust Company of Texas, N.A.
Legal Title of Bank (TEXT 9010)

Dallas
City (TEXT 9130)

TX 75201
State Abbrev. (TEXT 9200) Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

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


U.S. Trust company of Texas, N.A.  Call Date:     06/30/1999          State #:  48-6797   FFIEC 033
2001 Ross Avenue, Suite 2700       Vendor ID:     D                   Cert #:   33217     RC-1
Dallas, TX  75201                  Transit#:      11101765                                       9


Consolidated Report of Condition for Insured Commercial
And State-Chartered Savings Banks for June 30, 1999

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                         C200
                                                                                      Dollar Amounts In Thousands
                                                                                ----------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                       RCON
     a.  Noninterest-bearing balances and currency and coin (1) .............                       0081     1,344   1.a
     b.  Interest-bearing balances (2) ......................................                       0071     1,565   1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, Column A) .........                       1754         0   2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D) .......                       1773   129,935   2.b
 3.  Federal funds sold and securities purchased under agreements to resell .                       1350    10,000   3.
 4.  Loans and lease financing receivables: .................................   RCON
     a.  Loans and leases, net of unearned income (from Schedule RC-C) ......   2122    26,398                       4.a
     b.  LESS:  Allowance for loan and lease losses .........................   3123       260                       4.b
     c.  LESS:  Allocated transfer risk reserve .............................   3128         0                       4.c
     d.  Loans and leases, net of unearned income, ..........................                       RCON
         allowance, and reserve (item 4.a minus 4.b and 4.c) ................                       2125    26,138   4.d
 5.  Trading assets .........................................................                       3545         0   5.
 6.  Premises and fixed assets (including capitalized leases) ...............                       2145       897   6.
 7.  Other real estate owned (from Schedule RC-M) ...........................                       2150         0   7.
 8.  Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M) .....................................                       2130         0   8.
 9.  Customers' liability to this bank on acceptances outstanding ...........                       2155         0   9.
10.  Intangible assets (from Schedule RC-M) .................................                       2143     1,917   10.
11.  Other assets (from Schedule RC-F) ......................................                       2160     3,195   11.
12.  Total assets (sum of items 1 through 11) ...............................                       2170   174,991   12.


(1)Includes cash items in process of collection and unposted debits.
(2)Includes time certificates of deposit not held for trading.

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


U.S. Trust company of Texas, N.A.  Call Date:     06/30/1999          State #:  48-6797   FFIEC 033
2001 Ross Avenue, Suite 2700       Vendor ID:     D                   Cert #:   33217     RC-1
Dallas, TX  75201                  Transit#:      11101765                                       10

Schedule RC - Continued

                                                                                       Dollar Amounts In Thousands
                                                                                       ---------------------------
LIABILITES
13.  Deposits:                                                                                            RCON

     a. In domestic offices (sum of totals of columns A and C From Schedule RC-E)   RCON                  2200    151,940   13.a

         (1) Noninterest-bearing (1) ............................................   6631     15,512                         13.a.1
         (2) Interest-bearing ...................................................   6636    136,428                         13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1) Noninterest-bearing
         (2) Interest-bearing ...................................................                         RCON
                                                                                                          ------
14.  Federal funds purchased and securities sold under agreements to repurchase .                         2800         00   14
15.  a.  Demand notes issued to the U.S. Treasury ...............................                         2840          0   15.a
     b.  Trading liabilities ....................................................                         3548          0   15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less ..........................                         2332          0   16.a
     b.  With a remaining maturity of more than one year through three years ....                         A547       2,000  16.b
     c.  With a remaining maturity of more than three years .....................                         A548       1,000  16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding ...................                         2920          0   18
19.  Subordinated notes and debentures (2) ......................................                         3200          0   19
20.  Other liabilities (from Schedule RC-G) .....................................                         2930      2,275   20
21.  Total liabilities (sum of items 13 through 20) .............................                         2948    157,215   21
22.  Not applicable
EQUITY CAPITAL                                                                                            RCON
                                                                                                          -----
23.  Perpetual preferred stock and related surplus ..............................                         3838      4,000   23
24.  Common stock ...............................................................                         3230        500   24
25.  Surplus (exclude all surplus related to preferred stock) ...................                         3839      8,384   25
26.  a.  Undivided profits and capital reserves .................................                         3632      5,382   26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities                           8434       (490)  26.b
     c.  Accumulated net gains (losses on cash flow hedges) .....................                         4336          0   26.c
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27) ..........................                         3210     17,776   28
29.  Total liabilities and equity capital (sum of items 21 and 28) ..............                         3300    174,991   29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the at the right, the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external                Number
    auditors as of any date during 1998                                                                    6724        N/A  M.1


1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4= Directors'examination of the bank performed by other external auditors (may be required by state chartering authority)
5=   Review of the bank's financial statements by external auditors
6=   Compilation of the bank's financial statements by external auditors
7=   Other audit procedures (excluding tax preparation work)
8=   No external audit work

(1)Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)Includes limited-life preferred stock and related surplus.

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